Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin R. Karas Chief Financial Officer 402-475-2525

NATIONAL RESEARCH CORPORATION ANNOUNCES

FOURTH QUARTER AND YEAR-END 2013 RESULTS

Company Achieves Record Net New Sales

LINCOLN, Nebraska (February 11, 2014) — National Research Corporation (NASDAQ: NRCIA and NRCIB) today announced results for the fourth quarter and year-end 2013.

Fourth Quarter

●	Net new sales of $6.4 million
●	Revenue up 4% to $22.9 million
●	Operating income up 4% to $6.0 million

Year-End 2013

●	Total contract value of $102.3 million
●	Revenue up 7% to $92.6 million
●	Operating income up 9% to $24.8 million
●	Combined diluted earnings per share of $0.63, up 2%

Remarking on Company performance, Michael D. Hays, chief executive officer of National Research Corporation said “Net new sales were at record levels for the second quarter in a row. In fact, the last half of 2013 registered a 36% increase in net new sales over the first half of 2013. While this positive sales performance will grow revenue in 2014, given our subscription-based business model, such performance did little to drive revenue growth in 2013 which ended the year at 7%.”

Revenue for the quarter ended December 31, 2013, was $22.9 million, compared to $22.0 million for the same quarter in 2012. Net income for the quarter ended December 31, 2013, was $3.8 million, compared to $3.7 million for the quarter ended December 31, 2012. Combined diluted earnings per share was $0.15 for both quarters ended December 31, 2013, and 2012.

Revenue for the year ended December 31, 2013, increased to $92.6 million, compared to $86.4 million for the same period in 2012. Net income for the year ended December 31, 2013, was $15.5 million, compared to $15.1 million for the year ended December 31, 2012. Combined diluted earnings per share increased to $0.63 for the year ended December 31, 2013, from $0.62 for the year ended 2012.

NRC Announces Fourth Quarter and Year-End 2013 Results

February 11, 2014

Regarding the Company’s annual performance, Kevin Karas, chief financial officer of National Research Corporation, said, “We continued to increase our operating income margin during 2013, to 27% of revenue for the full year. With our growth in total contract value to $102.3 million, we expect to realize continued leverage of our revenue growth and margin expansion in 2014.”

A listen-only simulcast of National Research Corporation’s 2013 fourth quarter and year-end conference call will be available online on the Street Events network February 12, 2013, beginning at 11:00 a.m. Eastern time. The online replay will follow approximately one hour later and continue for 30 days.

For more than 32 years, National Research Corporation has been at the forefront of patient-centered care, helping healthcare providers measure and improve quality and services through analytics that offer a rich understanding of customers’ experiences, preferences, risks and behaviors across the healthcare continuum.

The information discussed within this release includes financial results and projections that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that calculate combined earnings per share based on combined Class A and Class B shares and share equivalents outstanding, respectively. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. Please note that the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s financial information presented in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the Company's core business operations and to compare the Company's performance with prior periods. The Company uses both GAAP and these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This press release includes “forward-looking” statements related to the Company that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s filings with the Securities and Exchange Commission.

NRC Announces Fourth Quarter and Year-End 2013 Results

February 11, 2014

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

Revenue	$22,923	$21,996	$92,590	$86,421

Operating expenses:
Direct	9,648	9,128	38,844	35,461
Selling, general and administrative	6,304	6,001	25,208	23,542
Depreciation and amortization	944	1,093	3,732	4,699
Total operating expenses	16,896	16,222	67,784	63,702

Operating income	6,027	5,774	24,806	22,719

Other income (expense):
Interest income	17	12	63	32
Interest expense	(88)	(125)	(397)	(541)
Other, net	(11)	13	16	(3)

Total other expense	(82)	(100)	(318)	(512)

Income before income taxes	5,945	5,674	24,488	22,207

Provision for income taxes	2,178	1,971	9,004	7,139

Net income	$3,767	$3,703	$15,484	$15,068

Earnings Per Share of Common Stock:
Basic Earnings Per Share:
Class A	$0.09	$0.09	$0.37	$0.37
Class B	$0.55	$0.54	$2.25	$2.22
Diluted Earnings Per Share:
Class A	$0.09	$0.09	$0.37	$0.36
Class B	$0.54	$0.53	$2.20	$2.17

Weighted average shares and share equivalents outstanding
Class A - basic	20,692	20,513	20,677	20,325
Class B - basic	3,452	3,419	3,447	3,387
Class A - diluted	21,137	20,959	21,099	20,854
Class B - diluted	3,514	3,493	3,514	3,476
Combined Earnings Per Share (non-GAAP)
Basic Earnings Per Share	$0.16	$0.15	$0.64	$0.64
Diluted Earnings Per Share	$0.15	$0.15	$0.63	$0.62
Combined weighted average shares and share equivalents outstanding (non-GAAP)
Combined - Basic	24,144	23,932	24,124	23,712
Combined - Diluted	24,651	24,452	24,613	24,330

NRC Announces Fourth Quarter and Year-End 2013 Results

February 11, 2014

NATIONAL RESEARCH CORPORATION AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share amounts and par value)

	December 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$22,092	$8,286
Accounts receivable, net	11,043	12,119
Income taxes receivable	265	158
Other current assets	3,074	3,252
Total current assets	36,474	23,815

Property and equipment, net	11,898	12,493
Goodwill	57,592	57,799
Other, net	5,032	5,939

Total Assets	$110,996	$100,046

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$3,231	$2,658
Deferred revenue	13,885	15,812
Accrued compensation	4,318	4,392
Notes payable	2,256	12,436
Total current liabilities	23,690	35,298
Non-current liabilities	15,551	8,006
Total Liabilities	39,241	43,304

Shareholders’ Equity:
Preferred stock, $0.01 par value, authorized 2,000,000 shares, none issued	--	--
Class A Common stock, $0.001 par value; authorized 60,000,000 shares, issued 25,285,029 in 2013 and 25,129,776 in 2012, outstanding 20,768,784 in 2013 and 20,624,976 in 2012	25	25
Class B Common stock, $0.001 par value; authorized 80,000,000 shares, issued 4,220,118 in 2013 and 4,188,296 in 2012, outstanding 3,467,410 in 2013 and 3,437,496 in 2012	4	4
Additional paid-in capital	42,192	39,493
Retained earnings	58,042	44,700
Accumulated other comprehensive income	302	1,124
Treasury stock	(28,810)	(28,604)
Total shareholder’s equity	71,755	56,742

Total liabilities and shareholders’ equity	$110,996	$100,046

--END--